UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 21, 2022

Charlotte’s Web Holdings, Inc.
(Exact name of registrant as specified in its charter)

British Columbia	000-56364	98-1508633
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)
1801 California Street, Suite 4800 Denver, CO		80202
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (720) 617-7303

Not Applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:
None

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
 Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On January 25, 2022, Charlotte’s Web Holdings, Inc. (the “Company”) filed Amendment No. 2 to its Registration Statement on Form 10 (File No 000-56364) with the Securities and Exchange Commission (the “Registration Statement”). Pursuant to Instruction 1 to Item 402(c)(2)(iv) of Regulation S-K, the Company omitted from the Summary Compensation Table included in the Registration Statement final bonus amounts under the Company’s cash bonus program with respect to performance during the Company’s fiscal year ended December 31, 2021 because the bonus amounts had not yet been finally determined at the time the Registration Statement was filed.
On February 21, 2022, the Compensation Committee (the “Committee”) of the Board of Directors of the Company (the “Board”) confirmed the final amounts under the Company’s cash bonus program for the Company’s fiscal year ended December 31, 2021 for the Company’s named executive officers. In accordance with Item 5.02(f) of Form 8-K, the Company is providing its final Summary Compensation Table, which reflects the final amounts under the Company’s cash bonus program for the Company’s fiscal year ended December 31, 2021.

Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards ($)(1)	Option Awards ($)(2)	Non-Equity Incentive Plan Compensation ($)(2)	All Other Compensation ($)(3)	Total ($)
Jacques Tortoroli
Chief Executive Officer(4)	2021	$—	$—	$330,001	$256,875	$—	$92,078	$678,954

Wessel Booysen
Chief Financial and Operating Officer(4)	2021	$277,788	$—	$549,498	$267,500	$—	$11,103	$1,105,889

W. Anthony True
Chief Customer Officer	2021	$385,000		$294,375	$144,374	$—	$20,630	$844,379
	2020	$385,000	$100	$72,207	$215,951	$143,000	$26,923	$843,181
Adrienne Elsner
Former Chief Executive Officer	2021	$649,038	$—	$625,001	$625,000	$—	$17,039	$1,916,078
	2020	$625,000	$100	$390,717	$1,168,569	$454,999	$21,946	$2,661,331
Russell Hammer
Former Chief Financial Officer	2021	$349,808	$—	$267,501	$267,498	$—	$997,772	$1,882,579
	2020	$535,000	$100	$200,674	$600,176	$276,000	$16,646	$1,628,596
(1) The amounts reported in the Stock Awards and Option Awards columns reflect aggregate grant date fair value computed in accordance with ASC Topic 718, Compensation—Stock Compensation. These amounts reflect the Company’s calculation of the value of these awards at the grant date and do not necessarily correspond to the actual value that may ultimately be realized by the named executive officer. Assumptions used in the calculation of these amounts for 2021 are as follows: expected volatility – 82.0%-86.5%; expected term – 5.0-7.0 years; risk-free interest rate – 1.3%-1.7%; value of underlying shares - $1.02-$4.70; dividend yield – 0%. Assumptions used in the calculation of these amounts for 2020 are included in Note 14 to the Company’s audited consolidated financial statements for the fiscal year ended December 31, 2020.

(2) The amounts shown in the Non-Equity Incentive Plan Compensation column represent payouts under the Company’s cash bonus program for 2020.

(3) For 2021, in the case of Mr. Tortoroli, consists of director fees; in the case of Mr. Booysen, consists of $3,704 in employer matching contributions under the Company’s 401(k) plan, $7,149 in employer paid insurance premiums and $250 in employer contributions to his health savings account; in the case of Mr. True, consists of $5,775 in employer matching contributions under the Company’s 401(k) plan, $14,355 in employer paid insurance premiums and $500 in employer contributions to his health savings account; in the case of Ms. Elsner, consists of $6,490 in employer matching contributions under the Company’s 401(k) plan and $10,549 in employer paid insurance premiums; and in the case of Mr. Hammer, consists of consists of $2,469 in employer matching contributions under the Company’s 401(k) plan, $10,549 in employer paid insurance premiums and $988,020 in severance. For 2020, in the case of Ms. Elsner, consists of $11,400 in employer matching contributions under the Company’s 401(k) plan and $10,547 in employer paid insurance premiums; in the case of Mr. Hammer, consists of $11,400 in employer matching contributions under the Company’s 401(k) plan and $5,246 in employer paid insurance premiums; and in the case of Mr. True, consists of $11,400 in employer matching contributions under the Company’s 401(k) plan and $15,273 in employer paid insurance premiums.

(4) Messrs. Tortoroli and Booysen were not named executive officers prior to the fiscal year ended December 31, 2021.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CHARLOTTE’S WEB HOLDINGS, INC.

By:	/s/ Stephen Rogers
Name:	Stephen Rogers
Title:	Senior Vice President - General Counsel and Corporate Secretary
Date: February 24, 2022